SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2002

                                 Indiginet, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)



         Florida                        000-29191              95-0972865
         -------                        ---------              ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                         Identification Number)

74 478 Highway 11 Suite 372 Palm Desert, CA                   92260
--------------------------------------------                  -----
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code            (760) 423-0282

ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

     On January 29, 2002, an Asset Purchase Agreement was executed between the Company and WB Connect, LLC, a Colorado limited liability company. As a result of that Agreement, the Company acquired all assets, properties and rights, tangible and intangible owned by WB Connect, LLC. Schedule 2 of the Asset Purchase Agreement contains the Assets not purchased. The Company will also acquire certain liabilities of WB Connect, LLC as discussed in section 3 of the Asset Purchase Agreement. Details of the acquisition can be found in the attached exhibits.

     The Company shall provide WB Connect, LLC 60,000 shares of its no par, common stock with additional shares to be provided if certain conditions are met. The 60,000 shares are valued at $0.10 per share for a total consideration of $6,000. There is a revenue bonus and a gross margin bonus that will provide for additional monies to be paid if certain revenue and gross margins are obtained. If revenue exceeds $1,500,000 during 2002 the Company will pay 5% of the gross revenue to WB Connect. If the gross margin from sales of wireless broadband services during the period January 1, 2002 to April 30, 2002 exceeds or equal $175,000, 10% of the gross margin will be paid to WB Connect. Employment agreements with David Shaw, Steve Runkel, and Dan Hartman are also to be executed. Payment shall come from the operating funds of the Company. The Company officers and directors will remain the same.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

ITEM 5.  Other Events.

None.

ITEM 6.  Resignations of Registrant's Director's

None.

ITEM 7.  Financial Statements and Exhibits.

Exhibits were filed with original Form 8-K.


ITEM 8.  Change in Fiscal Year.

None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 INDIGINET, INC.

                                                               /s/ Jeffrey Black
                                                               -----------------
                                                        Jeffrey Black, Secretary

                                                            Date: April 12, 2002